UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2009
MIMEDX GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52491	90-0300868

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1234 Airport Road, Suite 105 Destin, Florida	32541

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (850) 269-0000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 19, 2009, the Registrant and its wholly-owned subsidiary, MiMedx, Inc (“MiMedx”), and Thomas J. Graham, M.D. (“Graham”) and Phantom Hand Project, LLC (“Phantom”), entered into an Amendment and Settlement Agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and the material terms of which are described below. Graham and Phantom are hereinafter referred to, collectively, as the “Graham Parties”.
The Agreement (i) terminates the Cost Recovery and Revenue Sharing Letter agreement between MiMedx and Graham dated May 22, 2008; (ii) terminates the Finder’s Fee Letter Agreement between MiMedx and Graham dated May 22, 2008; (iii) transfers to Graham certain provisional patent applications that MiMedx did not intend to pursue; (iv) accelerates the vesting of options to purchase 250,000 shares of the Registrant’s common stock previously issued to Graham and extends the period in which such options may be exercised through the five year anniversary of their date of issuance, without regard to whether Graham continues to serve as a consultant to MiMedx; (v) obligates Graham to forfeit 50,000 shares of the Registrant’s common stock issued to him previously; (vi) amends the Consulting Agreement dated September 21, 2007, between MiMedx and Graham (the “Consulting Agreement”); and (vii) provides for certain payments to the Graham Parties upon a disposition of certain of the intellectual property comprising MiMedx’s Level Orthopedics division (the “Level Assets”) prior to September 20, 2010.
The material terms of the amendments to the Consulting Agreement:
•	Narrow the scope of the “Field” to which the Consulting Agreement relates;
•	Provide that, commencing with the payment due for the third quarter of 2009, Graham agrees to forgo one-half of the consulting payments due under the Consulting Agreement until such time as the Consulting Agreement is assumed by an acquirer of all or part of the Level Assets;
•	Narrow the scope of products the net revenues from which give rise to royalty payments under the Consulting Agreement and provide for a uniform royalty rate of 3%;
•	Provide that the Consulting Agreement is freely assignable by MiMedx and, following an assignment, at the election of the assignee, the term of the Consulting Agreement may be extended, subject to certain further revisions.
A copy of the Consulting Agreement prior to amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
The Agreement further acknowledges that MiMedx is exploring a disposition of the Level Assets and provides that, in the event a disposition is consummated in one or more transactions on or before September 20, 2010, the aggregate proceeds from such disposition(s) shall be allocated as follows: (i) first, to pay the costs of the sale or other disposition transaction; (ii) second, to pay MiMedx the amount of $1,150,000, and (iii) thereafter, all proceeds in excess of (i) and (ii) shall be allocated seventeen and 1/2 percent (17.5%) to the Graham Parties and eighty-two and 1/2 percent (82.5%) to MiMedx.
Item 1.02 Termination of a Material Definitive Agreement.
See Item 1.01 above for information relating to the termination of the Cost Recovery and Revenue Sharing Agreement and the Finder’s Fee Letter Agreement with Dr. Graham. The information set forth at Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
Number	Description

10.1	Amendment and Settlement Agreement between and among MiMedx Group, Inc., MiMedx, Inc., Thomas J. Graham, M.D., and Phantom Hand Project, LLC, dated August 19, 2009

10.2	Consulting Agreement between MiMedx, Inc. and Thomas J. Graham, M.D., dated September 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.
Dated: August 25, 2009	By:	/s/ Michael J. Culumber
Michael J. Culumber, Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment and Settlement Agreement between and among MiMedx Group, Inc., MiMedx, Inc., Thomas J. Graham, M.D., and Phantom Hand Project, LLC, dated August 19, 2009

10.2	Consulting Agreement between MiMedx, Inc. and Thomas J. Graham, M.D., dated September 21, 2007.

5